SCHEDULE A

TO THE DISTRIBUTION AND SERVICE PLAN

CLASS A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

Portfolio	Maximum Distribution Fee	Maximum Shareholder Services Fee
Aggressive Growth Allocation Strategy (formerly, Life Vision Aggressive Growth Fund)	0.35%	0.25%
Aggressive Growth Stock Fund	0.35%	0.25%
Conservative Allocation Strategy(formerly, Life Vision Conservative Fund)	0.35%	0.25%
Core Bond Fund (formerly, Investment Grade Bond Fund)	0.35%	0.25%
Corporate Bond Fund (formerly, Strategic Income Fund)	0.35%	0.25%
Georgia Tax Exempt Bond Fund	0.18%	0.15%
Growth Allocation Strategy (formerly, Life Vision Growth and Income Fund)	0.35%	0.25%
High Grade Municipal Bond Fund	0.18%	0.15%
High Income Fund	0.30%	0.25%
Intermediate Bond Fund	0.25%	0.25%
International Equity Fund	0.33%	0.25%
International Equity Index Fund	0.35%	0.25%
Investment Grade Tax-Exempt Bond Fund	0.35%	0.25%
Large Cap Growth Stock Fund	0.35%	0.25%
Large Cap Value Equity Fund	0.33%	0.25%
Limited-Term Federal Mortgage Securities Fund	0.23%	0.15%
Mid-Cap Value Equity Fund	0.35%	0.25%
Moderate Allocation Strategy (formerly, Life Vision Moderate Fund)	0.35%	0.25%
North Carolina Tax-Exempt Bond Fund	0.15%	0.15%
Seix Floating Rate High Income Fund	0.35%	0.25%
Seix High Yield Fund	0.25%	0.25%
Select Large Cap Growth Stock Fund	0.35%	0.25%
Short-Term Bond Fund	0.23%	0.15%
Short-Term Municipal Bond Fund (formerly, Maryland Municipal Bond Fund	0.15%	0.15%
Small Cap Growth Stock Fund	0.35%	0.25%
Small Cap Value Equity Fund	0.33%	0.25%
Total Return Bond Fund (formerly, Core Bond Fund)	0.25%	0.25%
U.S. Government Securities Fund	0.35%	0.25%
Virginia Intermediate Municipal Bond Fund	0.15%	0.15%

August 1, 2008

Revised May 29, 2009 (added Corporate Bond Fund, removed Life Vision Target Date Funds)

Revised August 1, 2009 (renamed Life Vision Funds to Allocation Strategy Funds)

Updated November 29, 2010 (removed the money market funds)

Updated May 27, 2011 (removed the International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund, which were liquidated)

Updated April 29, 2011(Mid-Cap Core Equity Fund reorganized into the Mid-Cap Value Equity Fund)

Updated June 10, 2011 (removed the Seix Global Strategy Fund, which was liquidated)

Updated July 15, 2011 (Large Cap Quantitative Equity Fund reorganized into the Large Cap Core Growth Stock Fund)

Updated November 15, 2011 (in connection with the Board’s annual review)

Updated April 10, 2012 (renamed Maryland Municipal Bond Fund to Short-Term Municipal Bond Fund)

Updated April 27, 2012 (reorganization of the Emerging Growth Stock Fund into the Aggressive Growth Stock Fund)

Updated June 27, 2013 (reorganization of the Large Cap Core Growth Stock Fund into the Large Cap Growth Stock Fund)

Updated August 1, 2014 (reorganization of the Short-Term U.S. Treasury Securities Fund into the U.S. Government Securities Fund)